Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BurgerFi International, Inc.

North Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated April 28, 2021, relating to the consolidated financial statements of BurgerFi International, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Certified Public Accountants

West Palm Beach, Florida

July 13, 2021